UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 16, 2007
Date of Report (Date of earliest event reported):

CHINA PRECISION STEEL, INC.
(Exact name of registrant as specified in charter)

Colorado	000-23039	14-1623047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8th Floor, Teda Building, 87 Wing Lok Street Sheung Wan Hong Kong, The People’s Republic of China
(Address of principal executive offices)

86-21-5994-8500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Stock Purchase Agreement. On February 16, 2007, China Precision Steel, Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with the investors named therein (the “Investors” and each individually as an “Investor”) pursuant to which the Company agreed to issue and sell in a private placement (the “Private Placement”) up to 7,451,665 new shares (the “Securities”) of common stock (“Common Stock”), at a price of $3.00 per share (the “Purchase Price”). The Private Placement was made to accredited institutional and other investors in the United States and elsewhere in reliance upon available exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”), including Section 4(2) thereof and Regulation D and Regulation S promulgated thereunder. The Securities are “restricted securities” under the Act and may not be transferred or sold except pursuant to an effective registration statement or in reliance upon an available exemption from the registration requirements under the Act. On February 21, 2007, the Company received gross proceeds of $20,805,000 upon the initial closing of the Private Placement. A further closing is expected on or about February 23, 2007 with respect to the receipt of additional proceeds of $1,549,995. The Company intends to use the proceeds from the Private Placement for expansion of its production capacity, to repay certain of its outstanding debt and for general working capital purposes.

The U.S. placement agent received 100,000 shares of Common Stock as partial compensation for it services to the Company in connection with the Private Placement. In addition, each of the U.S. and International placement agents received an amount in cash equal to 5% of the gross proceeds and warrants (the “Warrants”) to purchase an amount of Securities equal to 4.25% of the total number of shares of Common Stock sold in the Private Placement. The Warrants are immediately exercisable and the holders may purchase Warrant Shares (as defined in the Form of Warrant) at any time until the third anniversary of the date of issue. If the Warrants are exercised in full at the $3.00 per share exercise price (the “Exercise Price”), the Company would receive aggregate proceeds of approximately $1,900,176. The Exercise Price and the number of shares of Common Stock issuable pursuant thereto are subject to customary adjustments. The Warrants do not contain any registration rights. The foregoing summary is qualified in its entirety by reference to the Form of Warrant, which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Terms of the Agreement

The Agreement, among other things, provides for the purchase and sale of the Common Stock on the foregoing terms. In addition, the Purchase Agreement requires the Company to register the resale of the Securities with the United States Securities and Exchange Commission (“SEC”) on an appropriate registration statement (the “Registration Statement”). The Company is required to file the Registration Statement within ninety (90) days after the closing of the Private Placement and to use commercially reasonable efforts to cause the Registration Statement to become effective no later than the one hundred and fifty (150) days after the closing of the Private Placement. In the event that the Registration Statement is not filed or declared effective within the required time periods, the Company will be required to pay to each Investor liquidated damages equivalent to 1% of the aggregate purchase price paid by such Investor pursuant to the Purchase Agreement for the Securities then held by such Investor for each 30-day period until the Registration Statement is filed or declared effective, as the case may be. Such liquidated damages may not exceed 6% of the aggregate purchase price paid by the Investor pursuant to the Purchase Agreement.

In addition to customary terms and conditions, the Agreement contains a “Make-Good” provision pursuant to which Investors may receive, on a pro-rata basis, up to an additional 2,000,000 shares of Common Stock (the “Make Good Shares”) if the Company does not meet certain net income targets in respect of its year-end financial results in each of fiscal 2007 or 2008. The Company’s financial year ends on June 30. The Company has agreed to reserve Common Stock for the issuance of the Make-Good Shares.

Under the Purchase Agreement, the Company’s officers and directors, as well as the U.S. and International placement agents, entered into lock-up agreements with respect to their shareholdings in the Company.

The foregoing summary is qualified in its entirety by reference to the Agreement which is attached hereto as Exhibit 10.1 to this Current Report and incorporated herein by reference. The form of lock-up agreement executed by the Company’s directors and officers and the placement agents is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 of this Current Report, which is incorporated herein by reference.

On February 21, 2007, the Company issued 6,934,999 shares of its common stock, par value $0.01 per share, in the Private Placement in reliance upon exemptions from the registration requirements of the Act provided by Section 4(2) of the Act and Regulation D and Regulation S thereunder, and in reliance on similar exemptions under the applicable state securities laws, to certain institutional accredited and other investors. On February 22, 2007, the Company issued an additional 516,665 shares of its common stock to additional investors in the Private Placement. In connection with the Private Placement, on February 22, 2007, the Company issued warrants to the placement agents to purchase an aggregate of 633,392 shares of Common Stock as partial compensation for services rendered in connection with the Private Placement. The Company also issued 100,000 shares to the U.S. placement agent in the Private Placement as partial compensation. The warrants and the shares issued to the placement agents were issued in reliance upon exemptions from the registration requirements of the Act provided by Section 4(2) of the Act and Regulation D and Regulation S thereunder and in reliance upon exemptions from applicable state securities laws.

On February 22, 2007, the Company issued 827,963 shares to certain existing shareholders pursuant to pre-existing anti-dilution rights triggered by the Private Placement in reliance upon exemptions from the registration requirements of the Act provided by Section 4(2) of the Act and Regulation D and Regulation S thereunder and in reliance upon exemptions from applicable state securities laws.

On February 22, 2007, the Company issued (i) warrants to purchase up to 666,667 shares of Common Stock to the Company’s financial advisor as partial compensation for services rendered in connection with the Company’s reverse merger in December 2006 with Partner Success Holdings Limited and (ii) warrants to purchase up to 100,000 shares of Common Stock to the Company's investor relations consultants. The warrants issued to each of the Company’s financial advisor and investor relations consultants were issued in reliance upon exemptions from the registration requirements of the Act provided by Section 4(2) of the Act and Regulation D and Regulation S thereunder and in reliance upon exemptions from applicable state securities laws. The warrants are attached hereto as Exhibits 4.2 and 4.3 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Debt Reduction Agreement. On February 13, 2007, the Company entered into a Debt Reduction Agreement (the “Debt Reduction Agreement”) with Partner Success Holdings Limited, a British Virgin Islands Business Company (“PSHL”), and Wo Hing Li, the Company’s President and Chairman (“Mr. Li”), whereby, among other things, the Company agreed to the conversion of certain debt outstanding and payable to Mr. Li into shares of Common Stock upon the occurrence of certain events. The Debt Reduction Agreement was filed with the Securities and Exchange Commission on the Company’s Current Report dated February 13, 2007, under Item 1.01, Entry into a Material Definitive Agreement, and incorporated herein by reference. The Company is now re-filing such Agreement on this Current Report under Item 5.02 insomuch as such Agreement may also be viewed as a compensatory arrangement with Mr. Li.

On February 20, 2007, the parties entered into an amendment (the “Amendment”) to such Agreement which provides, in the absence of shareholder approval, that the conversion of the outstanding debt may not be effected at a price below the closing bid of the Common Stock on The NASDAQ Capital Market on the business day prior to such conversion.

The foregoing summary is qualified in its entirety by reference to the Debt Reduction Agreement and the Amendment thereto, which are attached hereto as Exhibits 10.3 and 10.4 to this Current Report and incorporated herein by reference.

Item 8.01. Other Events

Attached as Exhibit 8.1 and incorporated herein by reference is the Company’s Corporate Presentation disclosed pursuant to Regulation FD.

On February 21, 2007, the Company issued a press release relating to the Private Placement. A copy of this release is included as Exhibit 99.1.

Item 9.01. Financial Statement and Exhibits

(c)	Exhibits

4.1	Form of Warrant

4.2	Warrant, dated February 22, 2007, to Belmont Capital Group Limited

4.3	Warrant, dated February 22, 2007, to CCG Elite Investor Relations

8.1	Corporate Presentation, dated January 2007

10.1	Form of Stock Purchase Agreement, by and among the Company and the Investors, dated February 16, 2007

10.2	Form of Limited Standstill Agreement

10.3
Debt Reduction Agreement, dated February 13, 2007, by and among the Company, Wo Hing Li and Partner Success Holdings Limited (incorporated by reference to the Company’s Current Report on Form 8-K, dated February 13, 2007, Exhibit 10.1)

10.4	Amendment to the Debt Reduction Agreement, dated February 20, 2007, by and among the Company, Wo Hing Li and Partner Success Holdings Limited.

99.1	Press Release, dated February 21, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2007	CHINA PRECISION STEEL, INC.

By: /s/ LeadaTak Tai Li
LeadaTak Tai Li, Chief Financial Officer